                                                                  Exhibit 10.4


                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), is made and entered into as of this 1st day of November, 1997, by and between COLLEGIS, Inc., a Delaware corporation ("EMPLOYER"), with its principal place of business at 101 Southhall Lane, Suite 400, Maitland, Florida 32751, and Dr. William H. Graves, an individual ("EMPLOYEE").

     WHEREAS, Employer is engaged in the business of providing services related to computing and information technology throughout the United States including, without limitation, the development, use and application of Internet technologies and resources in the area of higher education;

     WHEREAS, Employer may form a not-for-profit corporation (the "NEW INSTITUTE") to engage in research and development activities in connection with the innovation, use and application of distributed learning technologies and resources; and

     WHEREAS, Employee desires to be employed by Employer and Employer desires to employ Employee pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. EMPLOYMENT; EXECUTIVE COMMITTEE. Subject to the terms of this Agreement, Employer hereby employs Employee as "Senior Vice President for Academic Technology." In this position, Employee shall report to the Executive Committee and President of Employer.

     2. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall be a period commencing on the date hereof and ending October 31, 2002. If neither party provides notice within thirty (30) days prior to the termination of this Agreement, then this Agreement will be considered renewed for successive one (1) year periods.

     3. DUTIES. Employee hereby accepts employment and agrees to serve Employer on a full-time basis and to perform his duties faithfully, diligently and to the best of his ability. During the term of this Agreement, Employee shall perform such duties as may be assigned to him from time to time by the Executive Committee and President of Employer.
Employee's duties shall consist of duties which are typical for an executive officer of a business in a similar industry including, without limitation, the development of a conceptual strategy and detailed business plan (in coordination with the Executive Committee of Employer) for Employer's Academic Technology Business Unit (the "Business Unit) and the supervision of all marketing, sales and other activities conducted by such Business Unit in respect of the Business (as defined in the Stock Option Agreement described in SECTION 4(c) below). In the event Employer forms the New Institute,

Employee shall be responsible for managing and directing the activities of the New Institute, including the supervision of all research and development related thereto. Employee shall have the power to hire, terminate, promote and assign titles to employees of Employer employed in connection with the operation of the Business Unit, subject to review and approval by the President of Employer. Additionally, Employee shall, as requested, advise and consult with the Executive Committee and President of Employer on all major issues affecting the future growth and profitability of Employer as it pertains to the Business Unit and its conduct of the Business.

     4. COMPENSATION. Employer agrees to pay Employee, and Employee agrees to accept from Employer, in full payment for Employee's services hereunder, compensation consisting of the following:

          (a) an annual salary of $200,000 payable in accordance with payroll practices in effect from time to time for all salaried employees of Employer;

          (b) aggregate incentive compensation not in excess of $50,000 per year (the "INCENTIVE AMOUNT") payable annually in arrears upon completion of Employer's annual audit for each year during the term of this Agreement (beginning with the audit for the year ended December 31, 1998). Employer and Employee acknowledge and agree that fifty percent (50%) of the Incentive Amount shall be payable based on the achievement of certain performance goals and objectives to be mutually agreed upon by Employer and Employee and fifty percent (50%) of the Incentive Amount shall be payable in accordance with the terms and conditions of the COLLEGIS Corporate Profit Incentive Plan as in effect from time to time, a copy of which has been delivered to Employee by Employer prior to the date hereof; and

          (c) options to purchase an aggregate amount of 100,000 shares of Series B Common Stock of Employer at a per share price of $2.75 (the "STOCK OPTIONS"). The Stock Options shall vest at a rate of twenty-five percent (25%) per annum and shall otherwise be subject to the terms and conditions set forth in that certain Stock Option Agreement dated the date hereof and substantially in the form of EXHIBIT A attached hereto.

     5. BENEFITS. Employer shall provide to Employee the benefits provided to salaried employees of Employer in accordance with the terms and conditions set forth in the Employer's employee manual, as amended from time to time in Employer's sole and exclusive discretion.

     6. INITIAL PUBLIC OFFERING. Employer agrees to pay Employee, and Employee agrees to accept from Employer, a one-time bonus payment in the aggregate amount of $250,000 in the event that:

          (a) Employer successfully consummates an initial underwritten public offering of its capital stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, prior to (i) the transfer (whether by sale, merger or otherwise) of a majority of the outstanding common stock of Employer or (ii) the sale of all or substantially all of the assets of Employer (a "QUALIFIED OFFERING"); and

          (b) Employee has been continuously employed by Employer pursuant to the terms and conditions of this Agreement from the date hereof to and including the date of the Qualified Offering and Employee has theretofore delivered written notice to the University of North Carolina-Chapel Hill of his resignation therefrom.

          Any amount payable pursuant to this SECTION 6 shall be paid no later than thirty (30) days following the consummation of the Qualified Offering.

     7. EXPENSES. Employer agrees to reimburse Employee for his out-of-pocket business expenses as may be determined by Employer to be reasonably necessary in connection with services rendered by Employee pursuant to this Agreement.

     8. TERMINATION. This Agreement shall terminate upon: (a) the death of Employee; (b) the inability of Employee to perform his duties hereunder by reason of disability or incapacity, due to physical or mental illness, for a period of sixty (60) days out of any consecutive 120-day period; (c) the mutual written consent of Employer and Employee; (d) five (5) days written notice of Employer without "cause"; or (e) the written notice of Employer for "cause." For purposes of this Agreement, "cause" shall include, without limitation, Employee's commission of a felony, fraud, misappropriation or embezzlement; failure to materially perform his duties hereunder; dishonest conduct in the performance of his duties; incompetence, insubordination, gross negligence or violation of any express direction, rule or regulation established by Employer from time to time; or breach of any covenant contained in this Agreement.

     9.   COMPENSATION UPON TERMINATION.

          (a) If this Agreement is terminated pursuant to Section 8(a), (b) or (e), Employee shall not be entitled to receive any compensation or benefits from Employer other than compensation accrued and unpaid at the time of termination.

          (b) If this Agreement is terminated pursuant to Section 8(c), Employee shall be entitled to receive such compensation and benefits from Employer as may be specified in a written agreement, if any, between Employer and Employee.

          (c) If this Agreement is terminated pursuant to Section 8(d), Employee shall be entitled to receive a lump sum payment equal to seventy-five percent (75%) of Employee's annual salary then in effect LESS any required payroll withholding taxes. In addition, Employee shall be entitled to receive payment in the amount of $250,000 in the event that Employer consummates a Qualified Offering within the six-month period following such termination.

     10. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; PROVIDED, that Employer may assign any or all of his rights, interests and obligations under this Agreement to any of its affiliates without the consent of Employee.

     11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier service or telecopier, upon receipt, or if mailed by registered or certified mail (return receipt requested), postage prepaid, upon receipt or refusal. Notice to either party hereto, if mailed or sent by overnight courier service, shall be to the following addresses (or to such other address as the recipient party shall designate in writing to the other party):

          IF TO EMPLOYEE:

          Dr. William H. Graves
          P.O. Box 4696
          Chapel Hill, NC  27515

          IF TO EMPLOYER:

          COLLEGIS, Inc.
          101 Southhall Lane, Suite 340
          Maitland, Florida  32751
          Attn:  Robert Foley, Jr.
          Facsimile:  407/660-2471

          with a copy to:

          Winston & Strawn
          35 West Wacker Drive
          Chicago, Illinois  60601
          Attn:  Stanford J. Goldblatt
          Facsimile:  312/558-5700

     12. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute and contain the entire agreement of the parties and supersede any and all prior negotiations, correspondence, agreements, representations and understandings among the parties respecting the subject matter hereof. No waiver or amendment to this Agreement shall be effective unless reduced to writing and executed by the parties hereto.

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

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

     14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     15. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a duly authorized and executed written agreement of each of the parties hereto.

     16. INTERPRETATION. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

     17. PARTIAL INVALIDITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstance, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     18. OPPORTUNITY TO EMPLOY COUNSEL. Employee hereby acknowledges receipt of this Agreement prior to his employment with Employer and that he has had ample time and opportunity to employ legal counsel of his choice concerning the terms and conditions of this Agreement and his employment with Employer.

                               [signature page follows]

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     IN WITNESS WHEREOF, this Employment Agreement has been duly executed by and on behalf of the parties hereto as of the day and year first above written.

                                   COLLEGIS, INC.

                                   By:   /s/ Robert C. Bowers
                                      ------------------------------
                                   Name: Robert C. Bowers
                                        ----------------------------
                                   Title: EVP
                                         ---------------------------

                                      /s/ Dr. William H. Graves
                                      ------------------------------
                                        Dr. William H. Graves

                                      EXHIBIT A

                            FORM OF STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), is made and entered into as of this 1st day of November, 1997, by and between COLLEGIS, Inc., a Delaware corporation (the "COMPANY"), and William H. Graves (the "HOLDER").

     1. BACKGROUND. The Company and Holder have entered into that certain Employment Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "EMPLOYMENT AGREEMENT") pursuant to which Holder has accepted employment with the Company. As a condition precedent to such employment, the Company and Holder have agreed to enter into this Agreement. On June 19, 1996, the Board of Directors of the Company (the "BOARD") adopted and approved the Company's 1996 Stock Option Plan (the "PLAN"), which has subsequently been amended by the Board in order to, among other things, (i) increase the number of shares that may be granted thereunder from 1,252,768 to 1,692,336 (in addition to 300,000 carry-over options) and (ii) provide for the Company's authority, at the Board's discretion, to issue stock options thereunder to employees of the Company. This Agreement (a) is being entered into as of the date hereof, which is the date on which the Company granted a stock option (the "STOCK OPTION") to the Holder pursuant to the terms and conditions of the Employment Agreement and (b) documents the relative rights, privileges, powers, duties, responsibilities and obligations of the parties hereto with respect to the Stock Option. The Stock Option is issued, and this Agreement is entered into, in accordance with the terms of the Plan and the provisions of the Plan, including, but not limited to, Sections 13, 14, 15, 16, 17, 18, 19 and 20 thereof, are hereby incorporated in this Agreement by reference. The Stock Option is not intended to be an Incentive Stock Option (as defined in the Plan).

     2. DEFINITIONS. In addition to the other terms defined herein, when used herein, the following capitalized terms shall have the following meanings:

          "BUSINESS" means the business of providing information technology outsourcing services, facilities management services, Internet-Registered Trademark- access, distance learning services, systems integration, consulting and professional services relating to information technology to the

                                       B-1
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administrative and academic departments of colleges, community colleges, medical institutes (other than hospitals in their health care providing capacity), graduate schools, universities and other institutions of higher learning and any other business in which the Company or any Subsidiary may engage while the Holder is employed by, or has a relationship with, the Company or any Subsidiary.

          "EMPLOYMENT AGREEMENT" has the meaning set forth in SECTION 1 hereof.

          "EXERCISE PRICE" has the meaning set forth in SECTION 3.1 hereof.

          "EXPIRATION DATE" has the meaning set forth in SECTION 3.2 hereof.

          "FUNDAMENTAL CHANGE" means (a) a sale or transfer of all or substantially all the assets of the Company on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business), or (b) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the holders of the Company's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the outstanding capital stock (on a fully diluted basis) of the surviving or resulting corporation or entity having the voting power (under ordinary circumstances) to elect a majority of the board of directors of the surviving or resulting corporation or entity.

          "INDEPENDENT AUDITOR" has the meaning set forth in SECTION 7.2(d) hereof.

          "IPO" means the Company's first underwritten public offering of its capital stock pursuant to a registration statement declared effective under the Securities Act.

          "LIQUIDATION" means the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary.

          "MARKET VALUE" has the meaning set forth in SECTION 7.2(d) hereof.

          "NEW INSTITUTE" means a not-for-profit corporation that may be formed by the Company to engage in research and development activities in connection with the innovation, use and application of distributed learning technologies and resources.

          "OPTION SHARES" means 100,000 shares of Series B Common Stock, subject to adjustment as set forth in SECTION 3.7 hereof; PROVIDED, HOWEVER, that upon the closing of an IPO, the Stock Option shall be exercisable for the same number of shares of Series C Common Stock as the number of shares of Series B Common Stock that would have been issuable upon exercise of the

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Stock Option if an IPO had not occurred and all references herein to Series B
Common Stock shall thereafter be deemed to be references to Series C Common
Stock.

          "ORIGINAL COST" means, with respect to each Purchased Option Share, the price per share actually paid by the Holder upon the purchase of such Purchased Option Share, such amount to be adjusted proportionately in the event the Purchased Option Shares are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise) at any time or from time to time after the purchase of such Purchased Option Shares.

          "PERMITTED TRANSFEREES" has the meaning set forth in SECTION 7.3 hereof.

          "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          "PURCHASED OPTION SHARES" means (a) the Option Shares purchased by the Holder hereunder, (b) any shares of Series C Common Stock issued upon conversion of any Purchased Option Shares and (c) any shares of capital stock of the Company issued as a dividend or other distribution with respect to or in replacement of other Purchased Option Shares (including, but not limited to, any shares of capital stock of the Company issued in connection with a stock dividend, stock split, reverse stock split or similar event).

          "REPRESENTATIVE" means the executor(s) or administrator(s) of the Holder's estate or, if the Holder is incompetent, the Holder's guardian(s).

          "RESTRICTED PERIOD" means the period commencing on the date hereof and ending eighteen (18) months after the termination of the Employment Agreement.

          "RESTRICTIVE COVENANTS" has the meaning set forth in SECTION 6.6 hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SERIES B COMMON STOCK" means the Series B Common Stock, par value $0.01 per share, of the Company.

          "SERIES C COMMON STOCK" means the Series C Common Stock, par value $0.01 per share, of the Company.

          "STOCK OPTION" has the meaning set forth in SECTION 1 hereof.

          "STOCK SALE" means any sale or issuance of shares of the capital stock of the Company by the holders thereof or the Company, if after giving effect to such sale or issuance the holders of the Company's capital stock (on a fully diluted basis) prior to such sale or issuance do not own immediately following such sale or issuance outstanding capital stock of the Company (on a fully diluted basis) having the voting power (under ordinary circumstances) to elect a majority of the Board.

          "SUBSIDIARY" means any corporation, association or other business entity of which securities or other ownership interest representing more than fifty percent (50%) of the ordinary voting power of such corporation, association or other business entity are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company.

          "TERMINATION DATE" means the date on which the Employment Agreement terminates for any reason.

          "UNPURCHASED OPTION SHARES" means all Option Shares (whether or not available for purchase by the Holder pursuant to SECTION 3.3 hereof) which have not yet been purchased pursuant to this Agreement.

     3.   TERMS OF STOCK OPTION.

          3.1 GRANT OF THE OPTION. Upon the terms and conditions hereinafter set forth, the Company hereby grants to the Holder an option to purchase the Option Shares for a purchase price of $2.75 per share, subject to adjustment as set forth in SECTION 3.7 hereof (the "EXERCISE PRICE").

          3.2 PROCEDURES FOR EXERCISE. Subject to the Stock Option becoming vested and exercisable pursuant to SECTION 3.3 hereof, the Holder, during his lifetime, may exercise the Stock Option, in whole or in part, at any time prior to the earlier of (a) 5:00 p.m. (Orlando time) on October 31, 2004 if such date falls on a day on which national banks are open for business or, if such date falls on a day which is not a business day, on the next succeeding business day (the "EXPIRATION DATE") and (b) the Stock Option's earlier termination pursuant to the terms set forth herein. In order to exercise the Stock Option, the Holder (or, in the event of the Holder's death or permanent disability, his Representative) shall give to the Company a written notice specifying the number of Option Shares to be purchased, accompanied by payment in full of the entire Exercise Price for such Option Shares in cash or other immediately available funds payable to the order of the Company.

          3.3 VESTING SCHEDULE. One-fourth of the Option Shares shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the date hereof; PROVIDED, however, that if a Fundamental Change or Stock Sale occurs at any time prior to the earlier of the Expiration Date or the termination of the Stock Option pursuant to the terms hereof, the Stock Option will become fully vested and exercisable for all of the Option Shares immediately prior to the consummation of such Fundamental Change or Stock Sale, as the case may be; PROVIDED further, however, that if the Holder's employment with the Company is terminated pursuant to Section 8(a) or (b) of the Employment Agreement at any time prior to the earlier of the Expiration Date or the termination of the Stock Option pursuant to the terms hereof, the Stock Option shall become fully vested and exercisable for all of the Option Shares on the Termination Date.

          3.4 FRACTIONAL SHARES. Fractional shares will not be issued upon the exercise of the Stock Option but in any case where the Holder would, except for the provisions of this SECTION 3.4, be entitled under the terms of this Agreement to receive a fractional share upon the complete exercise of the Stock Option, the Company will, upon the exercise of the Stock Option for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner and in good faith by the Board or an authorized committee thereof) over the proportional part of the Exercise Price represented by such fractional share.

          3.5 TERMINATION EVENTS. (a) If the Holder's employment with the Company terminates pursuant to Section 8(a) or (b) of the Employment Agreement while the Stock Option is outstanding and unexercised, in whole or in part, the Stock Option shall terminate and cease to be exercisable with respect to any Unpurchased Option Shares on the first anniversary of the Termination Date.

                (b) If the Holder's employment with the Company terminates for any reason (other than pursuant to Section 8(a) or (b) of the Employment Agreement) while the Stock Option is outstanding and unexercised, in whole or in part, the Stock Option shall terminate and cease to be exercisable (i) with respect to any Unpurchased Option Shares which have not become vested and exercisable hereunder as of such Termination Date, and (ii) with respect to any Unpurchased Option Shares which have become vested and exercisable hereunder as of the Termination Date, on the first anniversary of such Termination Date.

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

                (c) In the event of a Liquidation, the Stock Option shall terminate for all Unpurchased Option Shares at the close of business on the business day on which banks are open for business immediately prior to the effective date of such Liquidation. Upon the consummation of a Fundamental Change or a Stock Sale, the Stock Option shall terminate for all Unpurchased Option Shares.

                (d) The Company shall use its reasonable best efforts to give notice to the Holder not less than fifteen (15) days prior to the consummation of a Fundamental Change, a Stock Sale or a Liquidation.

                (e) Notwithstanding subsections (a), (b), (c) or (d) above, if the Holder (or a Permitted Transferee, if applicable) violates SECTIONS 6, 7 or 8 hereof, the Stock Option shall, at the option of the Board, terminate and cease to be exercisable as of and after the time of such violation.

          3.6 CERTAIN RULES For purposes of this Agreement, (a) employment of the Holder by any Subsidiary shall be deemed employment by the Company,
(b) a transfer of the Holder's employment, without any intervening period, from the Company to any Subsidiary or vice versa, from such Subsidiary to another, shall not be deemed a termination of the Holder's employment and (c) the term "employment" as used in this Agreement shall also be deemed to include the Company's engagement of the Holder as a director, officer, consultant, independent contractor or otherwise. Nothing contained in the Plan or this Agreement shall confer upon the Holder any right with respect to the continuation of the Holder's employment by, or relationship with, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary at any time to terminate such employment or relationship or to increase or decrease the compensation of the Holder.

          3.7 ANTIDILUTION PROVISIONS. In the event of (a) any stock dividend, stock split, combination, or exchange of shares of Series B Common Stock or any recapitalization or similar change in capitalization affecting shares of Series B Common Stock or (b) the closing of an IPO and the related conversion of Series B Common Stock into Series C Common Stock, the number and kind of shares that are subject to the Stock Option and the Exercise Price may be proportionately and appropriately adjusted, without any change in the aggregate Exercise Price to be paid for all Option Shares upon full exercise of the Stock Option. Any adjustments under this SECTION 3.7 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

     4. REPRESENTATIONS OF THE HOLDER. The Holder represents and warrants to the Company as follows:

          (a) the Holder will acquire the Option Shares, to the extent that the Stock Option becomes exercisable pursuant to the terms hereof and the Holder exercises the Stock Option, in whole or in part, solely for investment for the Holder's own account and not with a view to the resale or distribution of all or any part thereof;

          (b) the Holder understands that (i) the Holder may purchase the Option Shares only to the extent that the Stock Option becomes exercisable pursuant to SECTION 3.3 hereof, (ii) it is possible that the Stock Option will not become exercisable for any of the Option Shares, (iii) none of the Company or any Subsidiary is obligated to continue the Holder's employment other than pursuant to the terms and conditions of the Employment Agreement, and (iv) none of the Option Shares have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Holder may have to hold the Option Shares, to the extent they become Purchased Option Shares hereunder, for an indefinite period unless the offer and sale thereof is subsequently registered under the Securities Act (and the Company is under no obligation to so register any Purchased Option Shares) or an exemption is available therefrom; and

          (c) the Holder's permanent residence is at the address specified on the signature page hereof.

     5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Holder that (a) the Company is a corporation validly existing, and in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed, and delivered by the Company and has received all necessary approvals from the Company's existing shareholders and the Board, (c) the Company has the requisite power and authority to issue the Option Shares and to perform its obligations under this Agreement, and (d) the execution, delivery, and performance of this Agreement by the Company do not and will not violate or result in a default under the Company's certificate of incorporation or by-laws or any material agreement or instrument to which the Company is a party or by which it or any of its property is bound.

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

     6.   RESTRICTIVE COVENANTS.

          6.1 NON-COMPETE. During the Restricted Period, the Holder shall not, in the United States or any other place where the Company, New Institute or any Subsidiary, whether such Subsidiary is now existing or hereafter formed, conducts the Business or any part thereof, directly or indirectly,
(i) engage in the Business (other than on behalf of and at the written request of the Company and or any Subsidiary); (ii) enter the employ of, or render any services to, any Person (other than the Company or any Subsidiary) engaged in the Business; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, member, manager, shareholder, creditor, officer, director, principal, agent or trustee; PROVIDED, HOWEVER, that, the foregoing notwithstanding, the Holder may own, directly or indirectly, solely as an investment, securities of any publicly-traded person if the Holder is not a controlling person of, or a member of a group which controls, such person and the Holder does not, directly or indirectly, own 5 % or more of any class of securities of such person. Nothing contained herein shall prevent Holder from being employed by, teaching at or providing consulting services (individually and not as an employee, partner or owner of a professional consulting company) to, any entity so long as (i) Holder does not thereby or in connection therewith violate the terms of subsections 6.2, 6.3, 6.4 or 6.5 hereof and (ii) either
(A) such entity is not providing or making available services or products similar to or competitive with services or products included in the Business to any third party in exchange for payment in any form or (B) such employment, teaching or consulting services are not competitive with services included in the Business. Without limiting the foregoing, nothing contained herein shall prevent Holder from participating in any symposiums, conferences or similar forums (collectively, "CONFERENCES") pertaining to the Business so long as (i) Holder does not thereby or in connection therewith violate the terms of subsections 6.2, 6.3, 6.4 or 6.5 hereof, (ii) Holder's affiliation with the Company and New Institute is disclosed in any program literature or materials relating to the forum in a manner reasonably satisfactory to the Company, (iii) the Conferences are not sponsored or promoted by any entity that is a competitor of the Company or New Institute, (iv) such participation does not materially interfere with Holder's ability to perform his duties pursuant to the this Agreement and (v) Holder's compensation for such participation is limited to the reimbursement of his incidental expenses and an honorarium or fee that is reasonable and customary for events of such kind.

          6.2 CONFIDENTIAL INFORMATION. At all times during and after the Restricted Period, the Holder shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, or disclose, except as may be required in connection with any judicial or administrative proceeding or inquiry, to any person or entity, other than an officer or director of the Company (or of any Subsidiary) or a person or entity to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Holder of the Holder's duties as an employee or director of the Company (or of New Institute or any Subsidiary) any Confidential Information (as hereinafter defined) obtained by the Holder while in the employ of, or providing services for, the Company (or New Institute or any Subsidiary thereof) or any predecessor of any such entity with respect to the Business or its assets. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" includes, without limitation, information relating to the properties, accounts, books, records, suppliers, intellectual property, trade secrets, contracts, business relationship and service models, pricing policies, methods, algorithms and relation information, operational methods, marketing plans or strategies, business acquisition plans and new personnel acquisition plans of the Company (or of New Institute or any Subsidiary) or any predecessor of any such entity; PROVIDED, HOWEVER, that Confidential Information shall not include any information known or available to the public (other than as a result of unauthorized disclosure by the Holder or any of his agents or representatives).

          6.3 PROPERTY OF THE BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of the Holder, or made available to the Holder relating to the Business, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of Employment Agreement or at any other time on request.

          6.4 EMPLOYEES OF THE BUSINESS. During the Restricted Period, the Holder shall not, directly or indirectly, hire or solicit (other than on behalf of the Company and in accordance with this Agreement) any employee of the Company, New Institute or any Subsidiary (or any person who was an employee thereof on or after the date hereof) or encourage any such employee to leave such employment.

          6.5 CONSULTANTS OF THE BUSINESS. During the Restricted Period, the Holder shall not, directly or indirectly, hire or solicit (other than on behalf of the Company) any consultant then under contract with or otherwise engaged by the Company, New Institute or any Subsidiary unless the engagement is unrelated to the Business or encourage such consultant to terminate such relationship.

          6.6 RIGHTS AND REMEDIES UPON BREACH. If the Holder breaches, or threatens to commit a breach of, any of the provisions of this SECTION 6 (the "RESTRICTIVE COVENANTS"), the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                    6.6.1 SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                    6.6.2 ACCOUNTING. The right and remedy to require the Holder to account for and pay over to the Company, all compensation, monies, accruals, increments and other benefits derived or received by the Holder as the result of any transaction constituting a breach of the Restrictive Covenants.

                    6.6.3 DAMAGES. The right and remedy to require the Holder to reimburse the Company for all reasonable out-of-pocket costs and expenses (including, but not limited to, attorneys' and accountants' fees and disbursements) incurred by the Company in connection with, or with respect to, such breach or breaches. In the event a court of competent jurisdiction ultimately determines that the Holder has not breached the Restrictive Covenants, the Company will reimburse the Holder for all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable Attorneys' and accountants' fees and disbursements) incurred by the Holder in connection with, or with respect to, the defense of any such alleged breach or breaches.

          6.7 SEVERABILITY OF COVENANTS. The Holder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions.

          6.8 REFORMATION. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provisions, such court shall have the power to reform the duration or scope of such provision, as the case may be, and such provision shall then be enforceable as reformed.

          6.9   TERMINATION OF RESTRICTIVE COVENANTS.  The provisions of this
SECTION 6 shall survive (a) the exercise or expiration of the Stock Option and (b) the termination of the Employment Agreement.

     7.   RESTRICTIONS ON DISPOSITION OF PURCHASED OPTION SHARES.

          7.1 DISPOSITION OF PURCHASED-OPTION SHARES. Except (a) in connection with a Fundamental Change or a Stock Sale or (b) in compliance with SECTION 7.2 of this Agreement or as permitted by SECTION 7.3 of this Agreement, the Holder will not transfer, sell, convey, exchange or otherwise dispose of (herein referred to as a "disposition" or "to dispose of") any Purchased Option Shares.

          7.2 REPURCHASE OPTION.(a) In the event the Employment Agreement is terminated for any reason, the Purchased Option Shares (including any Purchased Option Shares then held by any Permitted Transferee) will be subject to repurchase pursuant to the terms and conditions set forth in this
SECTION 7.2 (the "REPURCHASE OPTION").

                (b) If the Employment Agreement is terminated by the Company for "Cause" (as defined in the Employment Agreement), the purchase price per share for each Purchased Option Share (the "REPURCHASE PRICE") will be equal to the lesser of (A) the Original Cost and (B) the Market Value.

                (c) If the Employment Agreement is terminated for any reason other than for Cause, the Repurchase Price will be equal to the Market Value.

                (d) For purposes of this Agreement, "MARKET VALUE" means, with respect to each Purchase Option Share, such Purchase Option Share's fair value determined pursuant to this SECTION 7.2. Within thirty (30) days after the Termination Date, the Board shall determine the fair value of each Purchased Option Share and notify the Holder thereof (the "VALUATION NOTICE"). If the Holder does not notify the Company, in writing, of the Holder's objection to such fair value within fifteen (15) days of the date of the Valuation Notice, then such fair value, as determined by the Board, shall be the Market Value. If the Holder notifies the Company, in writing, of the Holder's objection to such fair value determination within fifteen (15) days of the date of the Valuation Notice, then the Company and the Holder will each select an independent auditor of national standing (an "INDEPENDENT AUDITOR") within ten (10) days after the Company's receipt of such written objection and such Independent Auditors will select a third Independent Auditor within ten (10) days after their selection, which third Independent Auditor must agree to determine the fair value of each Purchased Option Share. The fair value as determined by the third Independent Auditor shall be the Market Value. The Holder will pay one hundred percent (100%) of the fees and expenses for the Independent Auditors if the fair value, as ultimately determined by the third Independent Auditor, is equal to, or greater than, ninety percent (90%) of the fair value determined by the Board; otherwise, the Company will pay one hundred percent (100%) of such fees and expenses. The Market Value of each Purchased Option Share, as ultimately determined pursuant to this SECTION 7.2, shall be conclusive and binding on the parties hereto.

                (e) The Company may elect to purchase all or any portion of the Purchased Option Shares subject to repurchase by delivering written notice (the "REPURCHASE NOTICE") to the Holder within ninety (90) days after the later of (i) the Termination Date and (ii) the date on which the Holder purchased the Purchased Option Shares. The Repurchase Notice will set forth the number of Purchased Option Shares to be acquired from the Holder and the time and place for the closing of the transaction, which will be within thirty (30) days after the date of the Repurchase Notice. The Company will pay for the Purchased Option Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer in the aggregate amount of the total purchase price. The Company will be entitled to receive customary representations and warranties from the Holder regarding ownership of the Purchased Option Shares.

                (f) In the event the Company does not deliver the Repurchase Notice to the Holder in accordance with SECTION 7.2(e), the provisions of this SECTION 7.2 shall terminate and be of no further force or effect.

          7.3 PERMITTED TRANSFERS. The Holder may transfer Purchased Option Shares (a) in connection with a Fundamental Change or a Stock Sale or
(b) to any Permitted Transferee who agrees in a writing delivered to the Company (i) that, upon termination of the Employment Agreement, such Purchased Option Shares shall be subject to, and such Permitted Transferee shall be bound by, the Repurchase Option in the same manner as the Holder and
(ii) to otherwise be bound by the terms of this Agreement in the same manner as the Holder as if an original party hereto. For purposes of this Agreement, "PERMITTED TRANSFEREES" means the spouse or lineal descendants of the Holder; any trust for the benefit of the Holder or the benefit of the spouse or lineal descendants of the Holder; any corporation, limited liability company, or partnership in which the Holder, the spouse and the lineal descendants of the Holder are the direct and beneficial owners of all of the equity interests (provided the Holder, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests); and the personal representative of the Holder upon the Holder's death for purposes of administration of the Holder's estate or upon the Holder's incompetency for purposes of the protection and management of the assets of the Holder.

          7.4 PLEDGES. The Holder will not pledge or otherwise grant a security interest in any Purchased Option Shares without the Company's prior written consent.

          7.5 LEGENDS. (a) The Company will cause each certificate or other instrument representing Purchased Option Shares to be stamped or otherwise imprinted, throughout the term of the applicability of this SECTION 7, with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT OF COLLEGIS, INC. (THE "COMPANY") DATED AS OF NOVEMBER 1, 1997, A COPY OF WHICH IS AVAILABLE UPON REQUEST AT THE PRINCIPAL OFFICE OF THE COMPANY."

          (b) Until (i) the Purchased Option Shares represented by such certificate are effectively registered under the Securities Act (and the Company, absent an express written agreement to the contrary, is under no obligation at any time to so register any of such Purchased Option Shares), or (ii) the holder of such securities delivers to the Company a written opinion of counsel, which counsel and opinion are reasonably acceptable to the Company, to the effect that such legend is no longer necessary, the Company shall be entitled to cause each certificate representing Purchased Option Shares to be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."'

          7.6 TERMINATION OF RESTRICTIONS ON TRANSFERS OF PURCHASED OPTION SHARES. The provisions of this SECTION 7 shall survive (a) the exercise or expiration of the Stock Option and (b) the termination of the Employment Agreement; PROVIDED, HOWEVER, that the provisions of SECTION 7.2 shall terminate in accordance with their terms and all of the provisions of this
SECTION 7 shall terminate and be of no further force or effect immediately upon the consummation of an IPO, a Stock Sale or a Fundamental Change.

     8.   MISCELLANEOUS.

          8.1   SUCCESSORS AND ASSIGNS; BINDING AGREEMENT.

          Subject to the provisions of the Plan and SECTION 8.2 hereof, this Agreement shall inure to the benefit of, be enforceable by and binding upon, the respective successors and assigns of the Company and the Holder and their respective successors, assigns, trustees, custodians, personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          8.2 LIMITATION ON ALIENATION. Except as expressly set forth herein, the Holder shall not dispose of the Stock Option and rights and privileges set forth herein, the Option Shares and the Purchased Option Shares without the prior written consent of the Company.

          8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of, and not the law of conflicts of, the State of Delaware applicable to contracts entered into and to be wholly performed in Delaware.

          8.4 WAIVERS. The waiver by either party of any right hereunder or of any failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          8.5 NOTICES. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or upon dispatch by any form of mail or private express carrier providing for receipted delivery, postage or charges prepaid, as follows:

                If to the Company, to:

                    COLLEGIS, Inc.
                    2300 Maitland Center Parkway, Suite 340
                    Maitland, Florida 32751
                    Attention: Mr. Robert Foley

     If to the Holder, to the address set forth on the signature page hereto; or to such other address as may be specified in a confirming notice given by one party to the other

          8.6 SEVERABILITY. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

          8.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          8.8 AMENDMENT. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person or entity and, so long as the Holder lives, no person or entity, other than the parties, shall have any rights under or interest in this Agreement or the subject matter hereof.

          8.9 ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior oral or written understandings between the parties, relating to the Option Shares and the Purchased Option Shares. The Holder acknowledges that he has received a copy of the Plan and in the event that any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of the Plan shall be controlling.

          8.10 EXHIBITS AND SCHEDULES. All exhibits and schedules hereto are an integral part of this Agreement.

          8.11 NO ATTACHMENT. Except as required by law, no right to receive Option Shares under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          8.12 NO RIGHTS AS SHAREHOLDER. The Holder will not have any of the rights of a Shareholder with respect to the Option Shares except to the extent that such Option Shares are actually issued pursuant to exercise of the Stock Option. The existence of the Stock Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes to the Company's capital structure or its business, or to effect any sale, merger or consolidation of the Company, nor create any preemptive right on behalf of the holder of the Stock Option to acquire any capital stock of the Company or securities or indebtedness convertible into or exchangeable for capital stock of the Company.

                               [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement as of the date first above written.


                                            COLLEGIS, INC.


                                            By: /s/ Robert C. Bowers
                                               ----------------------------
                                            Name: Robert C. Bowers
                                                 --------------------------
                                            Title: Chief Financial Officer
                                                  -------------------------



                                            /s/ William H. Graves
                                            -------------------------------
                                            Dr. William H. Graves

                                            Address:
                                            P.O. Box 4696
                                            Chapel Hills, NC  27515